EXHIBIT 10.1

Sun Healthcare Group, Inc.

SUBSCRIPTION AGREEMENT

February 13, 2004

TO EACH OF THE PURCHASERS NAMED ON THE SIGNATURE PAGES HEREOF

Ladies and Gentlemen:

Sun Healthcare Group, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with each of you (each a "Purchaser" and, collectively, the "Purchasers"), as set forth below.

    The Units. Subject to the terms and conditions herein contained, the Company agrees to issue and sell to each Purchaser (i) a number of shares of its Common Stock, par value $0.01 per share (the "Common Stock"), as equals the "Total Investment Amount" set forth on the signature page of such Purchaser hereto divided by the per Unit purchase price set forth in this Agreement (collectively, the "Shares"), and (ii) warrants to purchase the number of shares of Common Stock as equals 40% of the number of Shares referred to in Section 1(i), and in the form attached hereto as Exhibit A (collectively, the "Warrants"). The Shares and Warrants shall be sold in Units. For purposes of this Agreement, a "Unit" shall be comprised of one Share and a Warrant to purchase .4 shares of Common Stock. The Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") are hereinafter referred to collectively as the "Securities".

    The Units will be offered and sold to the Purchasers without such offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, the "Securities Act"), in reliance on exemptions therefrom.

    In connection with the sale of the Units, the Company has made available its periodic reports filed with the Commission under the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the "Exchange Act") since January 1, 2003 and prior to the date hereof. These reports and filings are collectively referred to as the "Disclosure Documents". All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Disclosure Documents (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information, which is incorporated by reference in the Disclosure Documents.

    The Purchasers and their direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement, in the form of Exhibit B hereto, to be dated as of the date hereof among the parties hereto (the "Registration Rights Agreement") pursuant to which the Company has agreed, among other things, to file a shelf registration statement (the "Shelf Registration Statement") pursuant to Rule 415 under the Securities Act covering the resale of the Shares and the Warrant Shares by holders thereof.

    The Registration Rights Agreement, the Warrants and this Agreement are herein collectively referred to as the "Basic Documents".

    Representations and Warranties of the Company. The Company represents and warrants to and agrees with each Purchaser that:

      The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof. The Disclosure Documents as of their respective dates did not, and any amendment or supplement thereto as of its date did not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Disclosure Documents, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may be (collectively, the "Securities Acts"), as applicable.

      Each of the Company and its subsidiaries (the "Subsidiaries") has been duly incorporated and each of the Company and the Subsidiaries is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as now conducted as described in the Disclosure Documents and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have or be reasonably likely to result in (i) a material adverse effect on the business, condition (financial or otherwise), business prospects or results of operations of the Company and the Subsidiaries, taken as a whole, (ii) a material adverse effect on the legality, validity or enforceability of any Basic Document, or (iii) a material impairment to the Company's ability to perform on a timely basis its obligations under any Basic Document (any such event in (i), (ii) or (iii), a "Material Adverse Effect"). The Company has the authorized, issued and outstanding capitalization set forth in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003; subject to (i) the issuance of up to 105,344 shares of Common Stock pursuant to the Company's Plan of Reorganization approved by the United States Bankruptcy Court in and for the District of Delaware by order dated February 6, 2002 (the "Reorganization Plan"), (ii) the issuance of the Units pursuant to this Agreement, (iii) the issuance of Common Stock upon exercise of options outstanding under the Company's 2002 Management Equity Incentive Plan, (iv) the issuance of Common Stock upon exercise of options outstanding under the Company's 2002 Non-Employee Director Equity Incentive Plan, as amended, (v) the issuance of Common Stock upon the exercise of warrants to purchase approximate 500,000 shares of Common Stock at an exercise price of $76 per share outstanding under the Reorganization Plan, and (vi) restricted stock awards for 90,000 shares of Common Stock made in January 2004 under the Company's Management Equity Incentive Plan, (vii) the issuance of Common Stock upon exercise of outstanding warrants or other rights to acquire shares described in the Disclosure Documents and (viii) the issuance of warrants to Roth Capital Partners, LLC in connection with the transactions contemplated by this Agreement (the "Roth Warrants"). All of the outstanding shares of capital stock of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. Except as set forth in the Disclosure Documents, all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company, except where the failure to own such capital stock would not have a material adverse impact upon the financial condition of the Company and its Subsidiaries. The shares of capital stock of the Company and the Subsidiaries that are reserved for issuance pursuant to stock option plans or other equity incentive plans is as set forth in the Disclosure Documents. Except for (i) up to 105,344 additional shares of Common Stock to be issued pursuant to the Reorganization Plan, (ii) the options outstanding under the Company's 2002 Management Equity Incentive Plan, (iii) the options outstanding under the Company's 2002 Non-Employee Director Equity Incentive Plan, as amended, (iv) the shares of Common Stock that may be issuable upon the conversion of certain deferred rent into Common Stock as contemplated in the non-binding term sheet executed by and between the Company and Omega Healthcare Investors, Inc. as described in the Disclosure Documents (the "Omega Term Sheet"), (v) warrants to purchase approximate 500,000 shares of Common Stock at an exercise price of $76 per share outstanding under the Reorganization Plan, (vi) the outstanding warrants or other rights to acquire shares described in the Disclosure Documents and (vii) the Roth Warrants, there are no outstanding options, warrants or other rights to purchase shares of capital stock of the Company or the Subsidiaries.

      The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Basic Documents. Each of the Basic Documents has been duly and validly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or (B) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (ii) any rights to indemnity, or contribution under the Registration Rights Agreement may be limited by federal and state securities laws and public policy considerations (collectively, the "Enforceability Exceptions").

      The Shares have been duly authorized and, when issued upon payment thereof in accordance with this Agreement, will have been validly issued, fully paid and nonassessable and shall be free and clear of all encumbrances and restrictions (other than those created by the Purchasers), except for restrictions on transfer set forth in the Basic Documents or imposed by applicable securities laws. The Warrant Shares have been duly authorized and reserved and, when issued upon the due exercise of the Warrants, will be validly issued, fully paid and nonassessable and shall be free and clear of all encumbrances and restrictions (other than those created by the Purchasers), except for restrictions on transfer set forth in the Basic Documents or imposed by applicable securities laws. The capital stock of the Company, including the Common Stock, conforms to the description thereof contained in the Disclosure Documents. The stockholders of the Company have no preemptive or similar rights with respect to the Common Stock.

      No consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the execution, delivery or performance of the Basic Documents by the Company or for the consummation by the Company of any of the transactions contemplated thereby, or the application of the proceeds of the issuance of the Units as described in Section 5(b), except for such consents, approvals, authorizations, licenses, qualifications, exemptions or orders (i) as will have been obtained on or prior to the Closing, (ii)  as are required from the Commission to cause the Shelf Registration Statement to be declared effective under the Securities Act, or (iii) the failure to obtain which would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. All such consents, approvals, authorizations, licenses, qualifications, exemptions and orders set forth in the Disclosure Documents which are required to be obtained by the Closing Date will be in full force and effect as of the Closing Date and not the subject of any pending or, to the best knowledge of the Company, threatened attack by appeal or direct proceeding or otherwise. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any other person (other than the Purchasers) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. The Company has taken all action necessary to exempt (i) the issuance and sale of the Units, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, and (iii) the other transactions contemplated by the Basic Documents from the provisions of any shareholder rights plan or other "poison pill" arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company's Certificate of Incorporation or By-laws that is or could reasonably be expected to become applicable to the Purchasers as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Purchasers or the exercise of any right granted to the Purchasers pursuant to this Agreement or the other Basic Documents.

      None of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, except as set forth in the Disclosure Documents, or (iii) in default (nor has any event occurred which with notice or passage of time, or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement, instrument or term sheet to which it is a party; which breach, violation, or default (with respect to any of clauses (ii) or (iii) of this Section 2(f)) would, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

      The execution, delivery and performance by the Company of the Basic Documents and the consummation by the Company of the transactions contemplated thereby and the fulfillment of the terms thereof will not (a) violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (i) the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which any of the Company or the Subsidiaries is a party or to which any of their respective properties or assets are subject, (ii) the certificate of incorporation or bylaws of the Company, (iii) the certificate of incorporation or bylaws of any of the Subsidiaries (or similar organizational document) or (iv) any statute, judgment, decree, order, rule or regulation of any court, governmental agency, stock market or trading facility on which the Common Stock trades or on which the Company has applied for listing to trade or other body applicable to the Company or the Subsidiaries or any of their respective properties or assets or (b) result in the imposition of any lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of the Subsidiaries; which violation, conflict, breach, default or lien (with respect to any of clauses (a) or (b) of this Section 2(g) other than (a)(ii)) would, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

      The audited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations, cash flows and changes in stockholders' equity of the Company, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. The interim unaudited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations and cash flows of the Company, at the dates and for the periods to which they relate, subject to year-end audit adjustments, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with the audited consolidated financial statements included therein. The selected financial and statistical data included in the Disclosure Documents present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein (including the notes thereto). Ernst & Young LLP, which has examined certain of such financial statements as set forth in its report included in the Disclosure Documents, is an independent public accounting firm as required by the Securities Act for an offering registered thereunder.

      Except as described in the Disclosure Documents, there is not pending or, to the best knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which any of the Company or the Subsidiaries is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Company or any such Subsidiary, would, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Units to be sold hereunder or the application of the proceeds therefrom or the other transactions described in the Disclosure Documents.

      None of the Company or the Subsidiaries has, or, after giving effect to the issuance and sale of the Units, will have, any liability for any prohibited transaction (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")), accumulated funding deficiency (as defined in Section 302 of ERISA) or any complete or partial withdrawal from a multiemployer plan (as defined in Section 4001(a)(3) of ERISA), with respect to any plan (as defined in Section 3(3) of ERISA) as to which the Company or any of the Subsidiaries has any liability. With respect to such plans, the Company and the Subsidiaries are, and, after giving effect to the issuance and sale of the Units, will be, in compliance in all material respects with all applicable provisions of the Code and ERISA.

      The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how that are necessary to conduct their businesses as described in the Disclosure Documents. None of the Company or the Subsidiaries has received any written notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

      Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Disclosure Documents ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit, except where such revocation, termination or impairment would not individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. None of the Company or the Subsidiaries has received any written notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Disclosure Documents and except where such revocation or modification would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

      Subsequent to the respective dates as of which information is given in the Disclosure Documents and except as described therein or in this Agreement, (i) the Company and the Subsidiaries have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (ii) the Company and the Subsidiaries have not purchased any of their respective outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on any of their respective capital stock or otherwise (other than, with respect to any of such Subsidiaries, the purchase of, or a dividend or distribution on, capital stock owned directly or indirectly by the Company), (iii) there has not been any material change in the capital stock or any increase in the long-term indebtedness of the Company or any of the Subsidiaries, (iv) there has not occurred any event or condition, individually or in the aggregate, that has had or reasonably would be expected to result in a Material Adverse Effect and (v) the Company and the Subsidiaries have not sustained any material loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding.

      There are no legal or governmental proceedings nor are there any contracts or other documents required by the Securities Act to be described in a prospectus that are not described in the Disclosure Documents. Except as described in the Disclosure Documents, none of the Company or the Subsidiaries is in default under any of the contracts described in the Disclosure Documents, has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except such defaults or breaches as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

      Each of the Company and the Subsidiaries has good title to all real property described in the Disclosure Documents as being owned by it and valid and enforceable leases for all real property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Disclosure Documents or such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. All leases, contracts and agreements, including those referred to in the Disclosure Documents, to which the Company or any of the Subsidiaries is a party or by which any of them is bound are, to the knowledge of the Company, valid and enforceable against the other party or parties thereto, except where the invalidity or unenforceability would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

      Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid or accrued all taxes shown as due thereon; and other than tax deficiencies which the Company or any Subsidiary is contesting in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles, there is no tax deficiency that has been asserted against the Company or any Subsidiary, that would, individually or in the aggregate, have a Material Adverse Effect,.

      For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment binding on any of the Company or the Subsidiaries, relating to pollution or protection of the environment, natural resources or health or safety including, without limitation, any relating to the release or threatened release of any pollutant, contaminated substance, material, waste, chemical or contaminant subject to regulation thereunder. Except as disclosed in the Disclosure Documents and except as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, (A) each of the Company and the Subsidiaries is in compliance with all, and is not subject to liability (including, without limitation, fines or penalties) under any, applicable Environmental Laws, (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the best knowledge of the Company, threatened against the Company or any of the Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries, (E) neither the Company nor any of the Subsidiaries is subject to any order, decree or agreement requiring, or is otherwise obligated or required to perform any response or corrective action relating to any hazardous material, (F) neither the Company nor any of the Subsidiaries has received written notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law, (G) no property or facility of the Company or any of the Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority and (H) there are no past or present actions, events, operations or activities which could reasonably be expected to prevent or interfere with compliance by the Company or any Subsidiary with any applicable Environmental Law or to result in liability (including, without limitation, fines or penalties) under any applicable Environmental Law.

      None of the Company or the Subsidiaries is, or immediately after the Closing Date will be, required to register as an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

      None of the Company or the Subsidiaries or any of such entities' directors, officers, employees, agents or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Securities Acts or otherwise, in, or that has constituted, stabilization or manipulation of the price of the Units.

      None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Securities Act) which is or could be integrated with the sale of the Units in a manner that would require the registration under the Securities Act of the issuance of the Units pursuant to the Basic Documents or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Units or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the representations and warranties of the Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Units to the Purchasers in the manner contemplated by this Agreement to register any of the Units under the Securities Act.

      Except as set forth in the Disclosure Documents, there is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries which is pending or, to the best knowledge of the Company, threatened.

      Except as set forth in the Disclosure Documents, each of the Company and the Subsidiaries carries insurance (including self-insurance) in such amounts and covering such risks as in its reasonable determination is adequate for the conduct of its business and the value of its properties.

      The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and proce-dures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's most recently filed period report under the Exchange Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of a date within 90 days prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

      Except pursuant to the registration rights granted pursuant to that certain Registration Rights Agreement, dated as of February 28, 2002, between the Company and the shareholders identified on Schedule I thereto (the "Existing Registration Rights Agreement"), as contemplated by the Omega Term Sheet with respect to the registration of up to approximately 800,000 shares of Common Stock that may be issued upon the conversion of certain deferred rent into Common Stock and pursuant to registration rights expected to be granted as part of the Roth Warrants, no holder of securities of the Company or any Subsidiary will be entitled to have such securities (excluding the Shares and the Warrant Shares) registered under the Shelf Registration Statement.

      Except as described in the engagement letter dated December 18, 2003 with Roth Capital Partners, LLC, no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other third person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by a Purchaser pursuant to written agreements executed by such Purchaser which fees or commissions shall be the sole responsibility of such Purchaser) made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

      The Company has applied for listing of its Common Stock on the Nasdaq National Market (the "Trading Market"). The Company meets the quantitative criteria for listing its Common Stock on the Trading Market. Assuming the accuracy of the representations made by the Purchasers in Section 8, no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver the Securities to the Investors as contemplated by the Basic Documents, including such as may be required pursuant to Trading Market Rule 4350(i).

      The Company is eligible to use Form S-1 for the resale of the Shares and Warrant Shares by Purchasers or their transferees. Any certificate signed by any officer of the Company or any Subsidiary and delivered pursuant to this Agreement shall be deemed a joint and several representation and warranty by the Company to each Purchaser as to the matters covered thereby

      None of the Company, any of its Subsidiaries, or to the Company's knowledge, any of its directors or officers (or any person acting on behalf of the Company's directors or officers), has (i) made, paid or received any unlawful bribes, kickbacks, stolen property or other similar payments to or from any person or governmental authority, or (ii) made any improper foreign payment (as defined in the Foreign Corrupt Practices Act)

      Except as disclosed in Disclosure Documents, none of the officers, directors, or, to the knowledge of the Company's officers, the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or a Subsidiary or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

      The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Basic Documents other than as specified in the Basic Documents.

      The Company confirms that neither it nor any person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that the Company believes constitutes material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company.

    Agreement to Sell and Purchase the Units.

      Subject to the terms of this Agreement, at the Closing (as defined in Section 4(a)), the Company agrees to sell to each Purchaser, and each Purchaser agrees to purchase from the Company, the number of Units set forth next to such Purchaser's signature on the counterpart execution page hereof, at a purchase price of $12.70 per Unit, of which $12.65 represents the purchase price for the Shares included in the Unit and $.05 represents the purchase price for the Warrants included in the Unit.

      Each Purchaser shall severally, and not jointly, be liable for only the purchase of the number of Units that appears next to such Purchaser's signature on the counterpart execution page hereof. The Company's agreement with each of the Purchasers is a separate agreement, and the sale of Units to each of the Purchasers is a separate sale and except as otherwise provided in Section 7(b) the Company's obligation to sell the Units to one Purchaser is not conditioned on the performance of this Agreement by any other Pur-chaser. Except as provided in Section 6(f), the obligations of each Purchaser hereunder are expressly not conditioned on the purchase by any or all of the other Purchasers of the Units such other Purchasers have agreed to purchase.

      Each Purchaser understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject, in whole or in part, any proposed purchase of Units. The Company shall have no obligation hereunder with respect to any Purchaser until the Company shall execute and deliver to such Purchaser an executed copy of this Agreement. If this Agreement is not executed and delivered by the Company or the offering is terminated, this Agreement shall be of no further force and effect.

      The obligations of each Purchaser under any Basic Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Basic Document. The decision of each Purchaser to purchase Units pursuant to the Basic Documents has been made by such Purchaser independently of any other Purchaser. Nothing contained herein or in any Basic Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Basic Document. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Units or enforcing its rights under the Basic Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Basic Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

    Closing; Delivery of Units at Closing.

      The closing of the purchase and sale of the Units pursuant to this Agreement (the "Closing") shall be held at 10:00 a.m. (Pacific Time) on the Business Day following the date (the "Closing Date") that all of the conditions to closing set forth in Section 6 and Section 7 have been satisfied or waived by the party in whose favor such conditions run, at the offices of O'Melveny & Myers LLP, located at 114 Pacifica, Suite 100, Irvine, California, or on such other date and place as may be agreed to by the Company and the Purchasers.

      At the Closing, (1) the Company shall deliver to each Purchaser (i) stock certificates representing the Shares and Warrants registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the Units to be purchased by such Purchaser at the Closing, and (ii) the documents specified in Sections 6(c), (d) and (e), and (2) the Purchasers shall deliver to the Company (i) the purchase price under the heading "Total Investment" under such Purchaser's signature to this Agreement by wire transfer of immediately available funds to the account of the Company designated to it by the Company in writing, and (ii) an executed Registration Rights Agreement. The name(s) in which the stock certificates and warrants are to be issued to each Purchaser as well as the number and type of Units to be purchased by each Purchaser are set forth in the Purchaser's counterpart execution page hereto, as completed by each Purchaser.

    Certain Covenants. The Company covenants and agrees with each Purchaser that:

      None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) which would be integrated with the sale of the Units in a manner which would require the registration under the Securities Act of any of the Securities or the approval of the stockholders of the Company under the rules and regulations of the Trading Market.

      The Company will apply the net proceeds from the sale of the Units for general corporate purposes.

      Except in connection with the filing of the Shelf Registration Statement, the Company will not, and will not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Units or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

      The Company will not become, at any time prior to the expiration of three years after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

      The Company will use its commercially reasonable efforts to list its Common Stock with the Nasdaq National Market. At such time as the Common Stock is listed for trading on the Nasdaq National Market, the Shares and Warrant Shares will also be so listed.

      The Company will use its commercially reasonable efforts to do and perform all things required to be done and performed by it under this Agreement and the other Basic Documents prior to or after the Closing Date and to satisfy all conditions precedent on its part to the obligations of the Purchasers to purchase and accept delivery of the Units.

      The Company covenants and agrees that neither it nor any other person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

      Other than pursuant to the Shelf Registration Statement, prior to the date that the Shelf Registration Statement is first declared effective by the Commission, the Company may not file any registration statement (other than on Form S-8) with the Commission with respect to any securities of the Company.

      By 8:30 a.m. (New York City time) on the trading day immediately following the date of this Agreement, the Company will issue a press release disclosing the execution of this Agreement. On the trading day immediately following the date of this Agreement, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence. On the Closing Date, the Company will issue a press release and file a Current Report on Form 8-K (attaching thereto the press release and the Basic Documents) disclosing the closing of the transactions contemplated hereby. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the trading market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission (other than the Shelf Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or trading market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

    Conditions of the Purchasers' Obligations. The obligation of each Purchaser to purchase and pay for the Units is subject to the following conditions unless waived in writing by the relevant Purchaser:

      The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier, which shall be true and correct as written) on and as of the Closing Date; the Company shall have complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

      None of the issuance and sale of the Units pursuant to this Agreement or any of the transactions contemplated by any of the other Basic Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued in respect thereof; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or, to the Company's knowledge, threatened against the Company or against any Purchaser relating to the issuance of the Units or any Purchaser's activities in connection therewith or any other transactions contemplated by this Agreement or the other Basic Documents.

      The Purchasers shall have received certificates, dated the Closing Date and signed by the chief financial officer of the Company, to the effect of Sections 6(a) and (b).

      On or before the Closing Date, the Purchasers shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect at all times from and after the Closing Date, subject to the Enforceability Exceptions.

      The Purchasers shall have received an opinion of O'Melveny & Myers LLP, counsel to the Company, with respect to the authorization of the Units and other customary matters in the form, with respect to the opinions to be given, attached hereto as Exhibit B.

    Conditions of the Company's Obligations. The obligation of the Company to issue the Units is subject to the following condition unless waived in writing by the Company:

      None of the issuance and sale of the Units pursuant to this Agreement or any of the transactions contemplated by any of the other Basic Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued in respect thereof; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or, to the Company's knowledge, threatened against the Company or against any Purchaser relating to the issuance of the Units.

    Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants to the Company as follows

      The Securities to be acquired by it hereunder are being acquired for its own account for investment (and/or on behalf of managed accounts who are purchasing solely for their own accounts for investment) and with no intention of distributing or reselling such Securities or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of the Securities, including the Shares or Warrant Shares under an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration, and subject, nevertheless, to the disposition of a Purchaser's property being at all times within its control.

      Such Purchaser understands that the Securities have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (a) pursuant to an exemption from registration under the Securities Act (and, if requested by the Company, based upon an opinion of counsel acceptable to the Company) or pursuant to an effective registration statement under the Securities Act and (b) in accordance with all applicable securities laws of the states of the United States.

      Each Purchaser agrees to the imprinting, so long as required under this Section, of the following legend on the Shares and Warrant Shares, in addition to the legend on the Warrants:

      The shares of common stock evidenced by this certificate have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered, sold, pledged or otherwise transferred ("transferred") in the absence of such registration or an applicable exemption therefrom. In the absence of such registration, such shares may not be transferred unless (i) such transfer complies with the requirements of rule 144(k) or (ii), if the Company requests, the Company has received a written opinion from counsel in form and substance satisfactory to the Company stating that such transfer is being made in compliance with all applicable federal and state securities laws. Notwithstanding the foregoing, the shares of common stock evidenced by this certificate may be pledged in connection with a bona fide margin account secured by such shares.

      The legend set forth above will be removed if and when (i) the Shares and/or Warrant Shares, as applicable, are disposed of pursuant to an effective registration statement under the Securities Act, (ii) a registration statement registering the resale of the Shares and/or Warrant Shares, as applicable, under the Securities Act has been declared effective by the Commission, (iii) the Shares and/or Warrant Shares, as applicable, become available for resale under Rule 144(k) under the Securities Act, or (iv) in the opinion of counsel to the Company experienced in the area of United States Federal securities laws such legends are no longer required under applicable requirements of the Securities Act. The Company agrees that it will provide each Purchaser, within three business days of a request therefor, with a substitute Share or Warrant Share certificate, as applicable, not bearing such legend at such time as such legend is no longer required under this Section. Each Purchaser for itself and no other Purchaser agrees that, in connection with any transfer of Shares and/or Warrant Shares by it pursuant to an effective registration statement under the Securities Act, such Purchaser will comply with the prospectus requirements under the Securities Act applicable to such transfer The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of Shares and/or Warrant Shares.

      The Company acknowledges and agrees that a Purchaser may from time to time pledge, and/or grant a security interest in some or all of the Units pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Purchaser may transfer pledged or secured Shares or Warrant Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of such securities.

      Such Purchaser is an institutional investor that is an accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act. Such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act. Such Purchaser is acquiring the Securities in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Shares, Warrant Shares or Units.

      Such Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Units, such Purchaser having been represented by counsel, and has so evaluated the merits and risks of such investment and is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

      The purchase of the Units to be purchased by it has been duly authorized by such Purchaser and each of this Agreement and Registration Rights Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and legally binding obligation of such Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the Enforceability Exceptions.

      Each Purchaser, severally and not jointly and as to itself only, represents and warrants to the Company that neither it nor any of its directors, officers, employees, agents, or controlling persons has taken, directly or indirectly, any actions designed, or might reasonably be expected to cause or result, under the Securities Acts or otherwise, in, or that has constituted, stabilization, or manipulation of the price of the Shares.

      Each Purchaser acknowledges that it has had an opportunity to review the Disclosure Documents and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Units and the merits and risks of investing in the Units; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Units; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the Disclosure Documents. The foregoing shall not limit such Purchaser's right to rely on the Company's representations and warranties contained in the Basic Documents.

      Such Purchaser understands and acknowledges that (i) the Securities are offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company, its counsel and Roth Capital Partners, LLC will rely upon, the accuracy and truthfulness of the foregoing representations and such Purchaser hereby consents to such reliance.

      The purchase by such Purchaser of the Units issuable to it at the Closing will not result in such Purchaser (individually or together with other person with whom such Purchaser has identified, or will have identified, itself as part of a "group" in a public filing made with the Commission involving the Company's securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the Common Stock or the voting power of the Company on a post transaction basis that assumes that the Closing shall have occurred. Such Purchaser does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other persons have) acquired, or obtained the right to acquire, as a result of the Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.999% of the Common Stock or the voting power of the Company on a post transaction basis that assumes that the Closing shall have occurred.

      Such Purchaser has independently evaluated the merits of its decision to purchase Units pursuant to this Agreement, such decision has been independently made by such Purchaser and such Purchaser confirms that it has only relied on the advice of its own business and/or legal counsel and not on the advice of any other Purchaser's business and/or legal counsel, or the Company's or Roth Capital Partners, LLC's legal counsel, in making such decision. Such Purchaser has not relied on the truth, accuracy or completeness of the statements contained in any research report concerning the Company that was prepared by an investment banking firm.

    Survival Clause. The respective representations, warranties, agreements and covenants of the Company and the Purchasers set forth in this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, or any Purchaser and (ii) delivery of, payment for or disposition of the Units, and shall be binding upon and shall inure to the benefit of any permitted successors, assigns, heirs or personal representatives of the Company and the Purchasers, as applicable.

    Termination.

      Unless the Closing has first occurred, this Agreement shall terminate on February 27, 2004. Except as provided in Section 10(d), upon termination of this Agreement pursuant to this Section 10(a), neither the Company nor any of the Purchasers shall have any obligation to the other under this Agreement.

      This Agreement may be terminated in the sole discretion of the Company by notice to each Purchaser severally and not jointly if at the Closing Date:
        the representations and warranties made by such Purchaser in Section 8 are not true and correct in all material respects; or
        as to the Company, the sale of the Units hereunder is prohibited or enjoined by any applicable law or governmental regulation.

      This Agreement may be terminated in the sole discretion of any Purchaser by notice to the Company given in the event that the Company shall have failed, refused or been unable to satisfy all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date or if after the execution and delivery of this Agreement and prior to the Closing Date:
        trading in securities of the Company on the OTCBB shall have been suspended;
        a banking moratorium shall have been declared by New York or United States authorities; or
        there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States that, in the case of (A), (B) or (C) above, in the sole judgment of any Purchaser, makes it impracticable or inadvisable to proceed with the delivery of the Units as contemplated by this Agreement.

      The Company shall promptly notify the Purchasers of any termination of this Agreement by a Purchaser.

      Nothing in this Section 10 shall be deemed to release any party from any liability for any breach (prior to termination of this Agreement) by such party of the terms and provisions of this Agreement.

    Notices. All communications hereunder shall be in writing and, (i) if sent to a Purchaser, shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or sent by facsimile to their address and/or facsimile number on their signature page hereof and (ii) if sent to the Company, shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or sent by facsimile to Sun Healthcare Group, Inc., 18831 Von Karman, Suite 400, Irvine, CA 92612, Attention: General Counsel, facsimile number: (949) 255-7056.

    All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a national recognized overnight courier; and upon receipt of a mechanically generated answer-back if sent by facsimile.

    Successors. This Agreement shall inure to the benefit of and be binding upon each Purchaser and the Company and their respective permitted successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained. This Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that Roth Capital Partners, LLC is an intended beneficiary of the representations and warranties made by the parties hereunder. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign any or all of its rights under this Agreement to any person to whom such Purchaser assigns or transfers any Units (or portion thereof), provided such transfer is made in compliance with applicable securities laws and such transferee agrees in writing to be bound, with respect to the transferred securities, by the provisions hereof that apply to the "Purchasers."

    No Waiver; Modifications in Writing. No failure or delay on the part of the Company or any Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Company or any Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. No provision of this Agreement may be amended except in a written instrument signed by the Company and the Purchasers holding a majority of the Shares. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or any Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

    Certain Legal Fees. Each Purchaser and the Company shall pay the fees and expenses of its own respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Basic Documents. The Company has agreed to pay $25,000 for legal fees and expenses incurred by Roth Capital Partners, LLC at the Closing which fees will be paid to Bryan Cave LLP, who has acted as counsel for Roth Capital Partners, LLC and no other person in connection with the transactions contemplated by this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

    Entire Agreement. This Agreement, along with the other Basic Documents constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

    APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PROVISIONS RELATING TO CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. IF A PURCHASER SHALL COMMENCE A PROCEEDING AGAINST THE COMPANY, OR IF THE COMPANY SHALL COMMENCE A PROCEEDING AGAINST A PURCHASER, TO ENFORCE ANY PROVISIONS OF A BASIC DOCUMENT, THEN THE PREVAILING PARTY IN SUCH PROCEEDING SHALL BE REIMBURSED BY THE OTHER PARTY FOR ITS ATTORNEY'S FEES AND OTHER COSTS AND EXPENSES INCURRED WITH THE INVESTIGATION, PREPARATION AND PROSECUTION OF SUCH PROCEEDING.

    Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in con-nection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agree-ment. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or pro-ceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Company and each Purchaser.

Very truly yours,

SUN HEALTHCARE GROUP, INC.

By:
      Name:
      Title:

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

Accepted and Agreed:

                                                                             Total Investment Amount:$_____________
Name of Purchaser (Print)

By:
      Name:
      Title:

Date: ______________________________

Address:_____________________________
             _____________________________
             _____________________________

Telephone:___________________________

Facsimile:____________________________

Please register Shares and Warrants as follows:

Name: ______________________________
           ______________________________
           ______________________________

Tax I.D. Number of Person in whose name the Shares and Warrants are to be registered:

Exhibit A

Form of Warrant

[Attached Hereto]

Exhibit B

Form of Registration Rights Agreement

[Attached Hereto]

Exhibit C

_________________________

    The Company is validly existing in good standing under the laws of the State of Delaware, with corporate power to own its properties and assets and to carry on its business as described in the Disclosure Documents.

    The authorized capital stock of the Company consists of 50,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. To our knowledge, except as set forth in the Existing Registration Rights Agreement and the Registration Rights Agreement, no holder of securities of the Company is entitled to have such securities registered under the Shelf Registration Statement.

    The Shares have been duly authorized under the Company's Certificate of Incorporation and By-laws and by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Shares in accordance with the Subscription Agreement and the countersigning of the certificate or certificates representing the Shares by a duly authorized signatory of the registrar for the Company's Common Stock, the Shares will be validly issued, fully paid and non-assessable, and will not be issued in violation of any preemptive rights pursuant to any Material Agreement. The Warrant Shares have been duly authorized under the Company's Certificate of Incorporation and By-laws and by all necessary corporate action on the part of the Company and have been duly reserved for issuance and, upon payment for and delivery of the Warrant Shares upon the due exercise of the Warrants in accordance with their terms and the countersigning of the certificate or certificates representing the Warrant Shares by a duly authorized signatory of the registrar for the Company's Common Stock, the Warrant Shares will be validly issued, fully paid and non-assessable, and will not be issued in violation of any preemptive rights pursuant to any Material Agreement. Holders of the capital stock of the Company are not entitled to any preemptive right to subscribe to any additional shares of the Company's capital stock under the Company's Certificate of Incorporation or By-laws or the corporate law of the state of incorporation of the Company. The term "Material Agreements" shall mean those agreements, contracts, arrangements and understandings identified as material agreements of the Company in the officer's certificate attached hereto (the "Company Certificate").

    The execution, delivery and performance of the Transaction Documents, the issuance and sale of the Units and the Warrant Shares and the performance by the Company of its obligations under the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company, and the Transaction Documents have been duly executed and delivered by the Company. The Subscription Agreement, the Engagement Letter, Warrants and the Registration Rights Agreement are herein collectively referred to as the "Transaction Documents."

    Each of the Transaction Documents constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

    No order, consent, permit or approval of any California or federal governmental authority that we have, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Transaction Documents is required on the part of the Company for the execution and delivery of the Transaction Documents, the issuance and sale of the Units and the Warrant Shares and the performance by the Company of its obligations under the Transaction Documents, except such consents, approvals, authorizations, licenses, qualifications, exemptions or orders as may be required under (i) the Securities Act of 1933, as amended (the "Securities Act"), and state securities or Blue Sky laws in connection with registration, pursuant to the Registration Rights Agreement, of the resale of the Shares and the Warrant Shares, and (ii) federal or state securities or Blue Sky laws in connection with the issuance and sale of the Units pursuant to the Subscription Agreement.

    The execution and delivery of the Transaction Documents, the issuance and sale of the Units and the Warrant Shares and the performance by the Company of its obligations under the Transaction Documents do not and will not, (i) violate the Company's Certificate of Incorporation or By-laws, (ii) violate, breach, or result in a default under, any existing obligation of or restriction on the Company under any Material Agreement, or (iii) breach or otherwise violate any existing obligation of or restriction on the Company under any order, judgment or decree of any California or federal court or governmental authority binding on the Company identified in the Company Certificate. We express no opinion as to the effect of the Company's performance of its obligations in the Transaction Documents on the Company's compliance with financial covenants in the Material Agreements.

    To our knowledge, except as described in the Disclosure Documents, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Units or the application of the proceeds therefrom by the Company in the manner described in the Subscription Agreement or (ii) if determined adversely to the Company, is reasonably likely to have a Material Adverse Effect.

    Assuming the accuracy of your representations in Section 8 of the Subscription Agreement, it is not necessary in connection with the offer or sale of the Units under the circumstances contemplated by the Subscription Agreement to register the Units under the Securities Act, it being understood that no opinion is expressed as to any subsequent resale of any of the Units. We express no opinion as to the securities laws of any jurisdiction.

SUN HEALTHCARE GROUP, INC.

Subscription Agreement

List of Purchasers

Name of Stockholder	Total Investment Amount
Advantage Advisers Augusta Fund, L.L.C.	1,079,500.00
Ahab Partners, L.P.	1,905,000.00
Ardsley Offshore Fund, Ltd.	4,373,905.40
Ardsley Partners Fund II, L.P.	3,048,000.00
Ardsley Partners Institutional Fund, L.P.	1,498,600.00
Atlas Equity I, Ltd.	2,999,994.00
Blackmore Offshore Fund, Ltd.	273,367.50
Blackmore Partners, LP	106,362.50
Blackmore Wallace Partners, LP	255,270.00
Bristol Investment Fund, Ltd.	698,500.00
Cerberus Partners, L.P.	10,000,005.40
Chad Cooper	25,400.00
Crescent International Ltd.	317,500.00
Crestview Capital Master, L.L.C.	999,998.00
Dunlap Capital Partners, L.P.	499,999.00
Geduld Capital Partners, LLC	190,500.00
Heimdall Investments Ltd.	2,000,000.00
Itros I, L.P.	26,225.50
Itros II QP, L.P.	245,427.50
Itros Offshore, Ltd.	363,347.00
JMB Capital Partners, L.P.	500,000.00

Langley Partners, L.P.	499,999.00
Mexana Ltd.	1,270,000.00
North Sound Legacy Fund LLC	120,002.30
North Sound Legacy Institutional Fund LLC	1,319,999.90
North Sound Legacy International Ltd.	2,560,002.50
Omicron Master Trust	1,499,997.00
Portside Growth and Opportunity Fund	999,998.00
Scottwood Fund Ltd.	1,800,000.00
Scottwood Partners, LP	1,200,000.00
SDS Capital Group SPC, Ltd.	999,998.00
Spectra Capital Management, LLC	400,000.00
Straus Partners LP	749,998.50
Straus-Gept Partners LP	499,999.00
Triage Capital Management B, L.P.	800,000.00
Triage Capital Management, L.P.	400,000.00
Triage Offshore Fund, Ltd.	3,800,000.00
Valor Capital Management, LP	399,999.20
WPG - Farber Fund, L.P.	2,005,495.10
WPG - Farber Institutional Fund, L.P.	633,501.40
WPG - Farber Overseas, L.P.	132,994.40
WPG - Farber QP Fund, L.P.	728,002.10
Fuller & Thaler Behavioral Finance Fund, Ltd.*	1,999,998.00

* All Purchasers purchased for a price per Unit equal to $12.70, with the exception of the Units purchased by Fuller & Thaler Behavioral Finance Fund, Ltd., which were purchased for a price per Unit equal to $12.87.